SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: May 30, 2001


                             MEDICAL DYNAMICS, INC.
                             ----------------------
             (Exact name of Registrant as specified in its charter)

                         Commission file number: 0-8632

          Colorado                                              84-0631765
          --------                                              ----------
(State or other jurisdiction of                               (IRS Employer
incorporation or organization)                            Identification Number)


                      400 Inverness Drive South, Suite 200
                            Englewood, Colorado 80112
                            -------------------------
               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:
                                 (303) 486-5818

                  99 Inverness Drive East, Englewood, CO 80112
                  --------------------------------------------
                  former name or former address, if applicable

Item 5. Other Events.

     Medical Dynamics, Inc. (OTCBB - MEDY), a nationwide provider of dental practice management software and integrated technology solutions, entered into a letter agreement with PracticeWorks, Inc.(AMEX - PRW) by which each agreed not to exercise its right to terminate the Amended and Restated agreement and Plan of Merger and Reorganization, dated October 10, 2000, as amended, by and among InfoCure Corporation, Medical Dynamics, Inc. and CADI Acquisition Corporation (the "Agreement"), before September 30, 2001. Prior to the letter agreement, the merger agreement was terminable if the transaction was not completed by June 15, 2001. Following the March 5, 2001 spin-off of PracticeWorks, Inc., by InfoCure, the Agreement contemplates Medical Dynamics being acquired by PracticeWorks.

     Currently Medical Dynamics owes PracticeWorks a total of $1,650,000 plus interest. This loan is currently due on December 31, 2001 if the merger does not occur. Medical Dynamics has used the proceeds of this loan for working capital. Dr. and Mrs. Adair (principal shareholders and directors of Medical Dynamics) and Daniel Richmond and Chae Kim (directors of Medical Dynamics and Computer Age Dentist) agreed to continue to subordinate their remaining debt (totaling approximately $350,000) and their security interest in Medical Dynamics' assets and the assets of Computer Age Dentist to the repayment of the amounts due to PracticeWorks.

     PracticeWorks has agreed to use its commercially reasonable efforts to obtain the consent of its primary lender to modify the loan documents relating to the above-described loan to extend the maturity date to March 31, 2002. Medical Dynamics has agreed to obtain the consent of Dr. and Mrs. Adair and Messrs. Richmond and Kim to reaffirm that each will continue to subordinate their debt and security interests to the repayment of amounts due to PracticeWorks prior to execution of the amended loan documents.

     PracticeWorks, Inc. is an information management technology provider for dentists, orthodontists and oral and maxillofacial surgeons. PracticeWorks' product offerings include practice management applications, business-to-business e-commerce services, electronic data interchange (EDI) services, and ongoing maintenance, support and training related to all products. Visit PracticeWorks at www.practiceworks.com.

     Certain statements contained in this report may be forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks including, but not limited to, future economic conditions, competitive products and pricing, new product development, the delivery of products under existing contracts and other factors.


Item 7. Financial Statements and Exhibits

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Exhibits

          1. Letter Agreement, dated May 30, 2001 and relating to the Amended and Restated Agreement and Plan of Merger and Reorganization.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               MEDICAL DYNAMICS, INC.

June 5, 2001                                   By: /s/ Van A. Horsley
                                               ----------------------
                                               Van A. Horsley, President